EXHIBIT (a)(7)

           AMENDED AND RESTATED ACCOUNTING, VALUATION, REPORTING AND
                          TREASURY SERVICES AGREEMENT

                                                           As of January 1, 1999



The Equitable Life Assurance Society of the United States
1290 Avenue of the Americas
New York, NY 10104


           AMENDED AND RESTATED ACCOUNTING, VALUATION, REPORTING AND
            TREASURY SERVICES AGREEMENT FOR THE GENERAL ACCOUNT AND
           CERTAIN SEPARATE ACCOUNTS OF THE EQUITABLE LIFE ASSURANCE
                         SOCIETY OF THE UNITED STATES


Dear Sir or Madam:

         Alliance Capital Management L.P. (together with any affiliated successor to its business, "Servicer") and The Equitable Life Assurance Society of the United States ("Client") hereby confirm our mutual agreement as set forth below.

         Client desires to avail itself of Servicer's experience, assistance and facilities with respect to certain accounting, valuation and reporting and treasury services set forth on Schedules A through E, annexed to and made part of this Agreement, to be provided for Client's General Account and certain of its Separate Accounts specified in such schedules. Servicer is willing to perform such services upon the terms and conditions set forth below.

         It is understood and agreed that, on January 1, 1997, Equitable Variable Life Insurance Company ("EVLICO") was merged into Client and that, pursuant to the merger, Client succeeded to EVLICO's obligations under the Accounting, Valuation, Reporting and Treasury Services Agreement of the General Account of EVLICO dated July 22, 1993, as amended (the "EVLICO Agreement"). It is further understood and agreed that, by execution of this Agreement, the relevant provisions of the EVLICO Agreement are incorporated herein and the EVLICO Agreement is hereby terminated.

           1. Client agrees to pay Servicer's fees (the "Fees") for providing the services set forth on Schedules A through E. During the initial 12-month period of this Agreement, as amended and restated, the annual Fees for the services set forth on Schedules A through D will be as set forth below and the annual Fee for the services set forth on Schedule E will be determined in accordance with the fee rate section of Schedule E.

         Schedule A For these services provided for the assets in the General Account and Separate Accounts 43, 46 and 48 (the "Primary Assets"), $4,972,000. Client agrees to pay bank custody fees.

         Schedule B For these services provided for (i) Association Plan assets as to which neither Servicer nor a subsidiary of Servicer provides investment advisory services (the "Unmanaged Association Plan Assets") and (ii) Annuity Separate Account assets as to which neither Servicer nor its subsidiary provides investment advisory services, $15,000 for Mellon Bank Account 157, $20,000 each for British American Account 176A and Ethyl Corp. Account 177A, and $30,000 for each other Association Plan account or Annuity Separate Account with another investment adviser. Client also agrees to pay with respect to these assets outside audit fees and bank custody fees (unless the contract with Client's client provides that such charges shall be borne by such client).

         Schedule C For these services provided for Association Plan assets in Pooled Separate Accounts as to which Servicer or its subsidiary provides investment advisory services, $15,000 for each Association Plan account.

         Schedule D For these services provided for assets in (i) the investment divisions of Separate Account A and of Separate Account 301 which invest in the corresponding portfolios of The Hudson River Trust and (ii) Equipension Q and G which participate in Pooled Separate Accounts 4 and 5 as to which Servicer or its subsidiary provide investment advisory services, $164,000.

         Schedule E For these treasury services provided for the Primary Assets and the Unmanaged Association Plan Assets, the fee determined by applying the fee rate schedule of Schedule E separately to the Primary Assets allocated to each segment of Client's General Account as to which Servicer or its subsidiary provides investment advisory services, to the invested assets in Client's General Account as to which Client's Treasurer provides investment advisory services, and to the Unmanaged Association Plan Assets.

         Schedule F For these services provided for the assets in (i) Separate Account PVT, $40,000 and (ii) Separate Account P-1, $32,000. All bank custody fees for separate accounts PVT and P-1 are not to be charged to Client but rather to such Separate Accounts.

         The Fees for each successive 12-month period in which this Agreement, as amended and restated, is in effect will be adjusted as mutually agreed by Client and Servicer. It is understood that the Fees are based upon certain assumptions relating to the number of accounts, transactions and assets. It is agreed that if the nature of these services change at any time during any 12-month period, otherwise than solely as a result of an increase in asset base, then Servicer shall receive from Client an increase for providing services under this Agreement for such period. All adjustments to the Fees in subsequent periods or for changes in the nature of the services during any period shall be based on either (i) fees being charged by Servicer to other clients for similar services, or (ii) if Servicer is not providing similar services to other clients, then on Servicer's costs (direct and indirect) and expenses incurred in furnishing services pursuant to this Agreement. In determining such costs and expenses, specific identification or estimates based on time, company assets, square footage or other mutually agreeable methods providing for a fair and reasonable allocation of costs may be used, provided such method is in conformity with generally accepted accounting principles and with the requirements of Section 1505(a) of the New York Insurance Law and New York Insurance Department Regulation No. 33.

           2. The monthly amount due is calculated at 1/12 of that 12-month period's annual amount due on the Fees and shall be billed within 15 days of the end of the preceding calendar month. Each bill shall be due and payable on the thirtieth day after the end of the preceding calendar month and will accrue interest on the unpaid balance from the due date at a compounded interest rate which is the equivalent of the prime rate announced from time to time by The Chase Manhattan Bank, N.A. if not paid by the due date. If the initial period is shorter than a calendar month, the amounts due for such period are the monthly payments prorated to the end of the calendar month. The amounts due for periods shorter than a calendar month due to termination of this Agreement are the monthly amounts prorated to the termination date. Such amounts are due and payable upon termination of this Agreement.

           3. Client shall have the right to conduct a review of the books, records and accounts of Servicer relating to provision of services hereunder upon giving reasonable notice of its intent to conduct such a review. In the event of such review, Servicer shall give to Client reasonable cooperation and access to all books, records and accounts necessary to the review.

           4. Each party shall be and remain sole owner of its records, including but not limited to business and corporate records, regardless of the use or possession by either party of the other party's records in connection with the services provided under this Agreement. Upon termination of this Agreement, Servicer shall deliver to Client, or as Client may direct, all of Client's records held by it in the course of providing services under this Agreement.

           5. Should an irreconcilable difference of opinion between Servicer and Client arise as to the interpretation of any matter respecting this Agreement, it is hereby mutually agreed that such differences shall be submitted to arbitration as the sole remedy available to both parties. Such arbitration shall be in accordance with the rules of the American Arbitration Association, the arbitrators shall have extensive experience in the insurance and/or investment advisory industries, and the arbitration shall take place in New York, New York.

           6. No assignment of this Agreement shall be made by either party, except that the Servicer may assign this Agreement to an affiliated successor to its business.

           7. Servicer may contract with one or more of its wholly owned subsidiaries for the performance of its obligations hereunder, provided that the terms and conditions of such contracts shall not be inconsistent herewith and that Servicer shall not be relieved of its duties and obligations to Client hereunder. Servicer shall be solely liable for all fees owed by it under any such contract, irrespective of whether Servicer's compensation pursuant hereto is sufficient to pay such fees.

           8. This Agreement will continue through December 31, 1999. After such date this Agreement shall be effective for successive 12-month periods unless either Client or Servicer notifies the other in writing not later than the first day of the then current 12- month period that this Agreement shall not be renewed at the end of such period. Notwithstanding the foregoing, after the end of the initial 12-month period, Client may terminate this Agreement upon 90 days written notice to Servicer and Servicer may terminate this Agreement upon 120 days written notice to Client. Pursuant to various agreements with Client and its life insurance subsidiary, The Equitable of Colorado, Inc., Servicer and Alliance Corporate Finance Group Incorporated, an indirect wholly owned subsidiary of Servicer, are providing investment advisory services and Servicer is providing accounting, valuation, reporting and treasury services to Client and such subsidiaries. Client and Adviser agree that it would not be appropriate for Client or Adviser to be able to terminate this Agreement without terminating concurrently all such agreements. Therefore, Client and Servicer agree that neither Client nor Servicer shall give a notice of termination or notice of nonrenewal under this Agreement other than a deemed termination notice as a result of the giving of a notice of termination or notice of nonrenewal under the Amended and Restated Investment Advisory and Management Agreement, dated as of January 1, 1999, between Servicer and Alliance Corporate Finance Group Incorporated, as adviser, and Client (the "Investment Advisory and Management Agreement") or a termination notice pursuant to the third paragraph of this section 8. Upon termination of this Agreement Client will pay to Servicer all fees accrued and unpaid to the date of termination.

         If Client or Servicer gives notice of termination of this Agreement, Client and Servicer will take all necessary steps, including, without limitation, Servicer providing Client with access to and the opportunity to consult with Servicer's employees, in order to facilitate a smooth transition of the records and responsibilities so as to avoid a disruption of services to Client. Any such transition shall begin on the giving of such termination notice, and the parties shall use their best efforts to complete such transition by the termination date. If such transition is not completed by the termination date and if

Servicer continues to provide services or undertake duties and responsibilities under this Agreement, this Agreement, including without limitation the fee provisions, shall be deemed to continue in effect with respect to the services so provided or duties and responsibilities so undertaken.

         If this Agreement is deemed to be terminated as a result of a termination notice by Servicer under the Investment Advisory and Management Agreement, then Servicer shall not be entitled with respect to any period after the effective date of termination, to any fees of any kind other than any fees contemplated by the following paragraph, including, without limitation, any fees contemplated by Section 1. Notwithstanding anything to the contrary herein contained, Servicer may terminate this Agreement if Client fails to pay any fees due and owing under this Agreement and such failure remains uncured for a period of 90 days after receipt by Client of written notice of such breach during which period Client and Servicer shall work together to resolve any disagreement concerning the calculation of such fees, provided that termination pursuant to this provision shall not become effective until completion of any arbitration under Section 5 of this Agreement with respect to the calculation of such fees unless otherwise provided in the arbitration proceedings.

         If this Agreement is deemed to be terminated or not renewed (i) by Client as a result of a termination by Client of the Investment Advisory and Management Agreement other than for Cause (as defined in the Investment Advisory and Management Agreement) prior to December 31, 2003, or (ii) by Servicer pursuant to the second full sentence of the fifth paragraph of
Section 11 of the Investment Advisory and Management Agreement, other than a termination which is a termination by Client for Cause under such agreement, prior to December 31, 2003, then Client agrees, in recognition of Servicer's willingness to provide such services until December 31, 2003, that it will pay Servicer a one-time fee, depending on the date of termination set forth below, for the transfer of books and records and such systems as are agreed by Client and Servicer, for the opportunity to consult with Servicer's employees and for the facilitation by Servicer of the transfer of responsibilities hereunder by Servicer to Client or such other person as may be designated by Client:


               Date of Termination                Fee
               -------------------           -----------
               Prior to 12/31/99             $80,000,000
               1/1/00 to 12/31/00            $60,000,000
               1/1/01 to 12/31/01            $40,000,000
               1/1/02 to 12/31/02            $20,000,000
               1/1/03 to 12/31/03            $10,000,000

           9. This Agreement shall not be amended, changed or modified except by an instrument in writing signed by Client and Servicer. Any such amendment, change or modification shall comply with all applicable requirements of the New York Insurance Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York.

         If you agree to the foregoing, kindly sign the enclosed copy of this letter of agreement and return the copy so signed.

                                    ALLIANCE CAPITAL MANAGEMENT L.P., or ANY
                                    AFFILIATED SUCCESSOR TO ITS BUSINESS

                                    By ALLIANCE CAPITAL MANAGEMENT
                                       CORPORATION,
                                             its General Partner


                                    By: /s/ David R. Brewer, Jr.
                                        ----------------------------------------
                                        Name:  David R. Brewer, Jr.
                                        Title: Senior Vice President and General
                                               Counsel

Accepted as of the date first
above written


THE EQUITABLE LIFE ASSURANCE
SOCIETY OF THE UNITED STATES


By: /s/ Kevin R. Byrne
   ------------------------------
    Name:  Kevin R. Byrne
    Title: Senior Vice President
           and Treasurer

                                                                      SCHEDULE A


          SERVICES PROVIDED FOR THE ASSETS IN THE GENERAL ACCOUNT AND
                         SEPARATE ACCOUNTS 43, 46 & 48

             STATUTORY, GAAP AND OTHER REPORTS AND JOURNAL ENTRIES
                   PREPARED FOR THE CONTROLLER'S DEPARTMENT


REPORTS, JOURNAL ENTRIES, ETC.                                         FREQUENCY
-------------------------------------------------                      ---------
Journal entries to record all transactions and activity related        Monthly
to said assets, purchases, sales, amortization of premiums,
accrual of discounts, profits and losses, equity trading
portfolios, equity in subsidiaries, bonds available for sale
(SFAS 115), short-term reclassification for cash equivalents, joint ventures (equity basis earnings, capital contributions/
distributions, unrealized foreign exchange gain/loss, Deal Flow
Fund and other activity) open block/closed block calculations, etc.

Securities suspense                                                    Monthly

Securities suspense memorandum                                         Monthly

Collected income on bonds & stocks                                     Monthly

Asset valuation reserve ("AVR") and income maintenance reserve         Quarterly
("IMR") aggregate and by segments (detail schedules by maturity)

Joint venture AVR report and Deal Flow Fund look through               Quarterly

Joint venture AVR look through for all JVs                             Annually

Securities carried in foreign currency and sales                       Monthly

Federal Reserve Form S foreign securities                              Monthly


                                     S-A-1



REPORTS, JOURNAL ENTRIES, ETC.                                         FREQUENCY
-------------------------------------------------                      ---------
Accrual Journals                                                       Monthly
         -   Interest due & accrued on bonds
         -   Dividends due and accrued on preferred & common stocks
         -   Commitment fees due & accrued
         -   Excess of admitted over book value stocks and bonds
         -   Accrued interest on borrowed funds
         -   Accrued income on joint ventures
         -   Interest due & accrued on interest rate swaps
         -   Security lending activity
         -   GAAP Permanent Impairment
         -   Unrealized activity for Available for Sale accounts
                                                                       Quarterly

Securities acquired - Schedule 3 to New York State                     Quarterly

Securities disposed - Schedule 4 to New York State                     Quarterly

Statement of book, admitted and GAAP value of bonds                    Monthly

U.S. Department of Commerce filings, including, but not limited to     Quarterly
BE-1X, BE-2X and BE-8X

U.S. Treasury Department Filing (EC-3)                                 Quarterly

Derivatives Reporting (SFAS 133), including, but not limited to,       Quarterly (or
entries for Opening/Closing Positions, daily Mark-to-Market, monthly   more
valuation and Earned Income                                            frequently as
                                                                       may be
                                                                       required by
                                                                       law or
                                                                       regulation)

Statement of book, admitted and GAAP value of common and               Monthly
preferred stocks

Admitted and GAAP asset value of stocks and bonds owned by class       Monthly

Billing Report (assets under management)                               Monthly

Exhibit 4 - gains/losses                                               Monthly

Letters of credit memo                                                 Monthly


                                     S-A-2



REPORTS, JOURNAL ENTRIES, ETC.                                         FREQUENCY
-------------------------------------------------                      ---------
Non-accrued interest report                                            Quarterly

Bonds on deposit with public authorities                               Quarterly

Foreign assets & liabilities statement                                 Annually

PGAAP                                                                  Quarterly

Equitable FAP reporting - reconciliations and footnotes and            Quarterly
supporting schedules and documentation, as required

Statutory Codification - Impact                                        Ad Hoc

Annual statement requirements by State (e.g., South Dakota, Alaska,    Annually
Mississippi, Louisiana, etc.)

Hawaii investment form                                                 Annually

Canadian journal entries                                               Monthly

Canadian Regulatory Requirements                                       Annually

Interest accrued on borrowed money (L/T and S/T)                       Quarterly

Regulation 130                                                         Quarterly

10-Q, 10K and various registration statement reconciliations,          Quarterly
disclosures and footnotes (bonds, stocks, joint ventures, etc.) and supporting documentation as required

ACMC vs. Gemini reconciliations                                        Quarterly

Security lending reports                                               Monthly

IUS reports, agendas and minutes (including valuation allowance and    Monthly
permanent impairments by security)

Custody reconciliation                                                 Monthly

Inventory of amounts due (payable/receivable) for completed            Monthly
purchases/sales

15-Day Reclassification of Payables/Receivables                        Quarterly

Investment data to support cash flow statements                        Quarterly


                                     S-A-3



REPORTS, JOURNAL ENTRIES, ETC.                                         FREQUENCY
-------------------------------------------------                      ---------
Investment data to support GAAP and FAP footnote or Management's       Quarterly
Discussion and Analysis and Business Section disclosures (e.g.,
SFAS133 disclosures on derivatives, fair market values,
commitments, JVs > 10% and > $10 million market risks, etc.)
Investment Data to support statutory footnote disclosures              Annually

Joint venture investment limitation report                             Semi-annually

Foreign limitation report                                              Semi-annually

NAIC valuation and compliance                                          Quarterly

Beneficial Ownership Systems review                                    Quarterly

ACLI Reporting (general account/separate account)                      Annually

All Statutory Reporting relating to all SecuritySeparate Accounts      Monthly,
                                                                       Quarterly,
                                                                       Annually


                                     S-A-4

             IYAM REPORTS PREPARED FOR THE CONTROLLER'S DEPARTMENT




REPORTS                                                                FREQUENCY
---------                                                              ---------
Cash Income                                                            Monthly
-        Bonds & Stocks

Earned Income                                                          Monthly
-        Bonds & Stocks
-        Joint Ventures

Net realized gains/losses                                              Monthly
-        Bonds & Stocks
-        U.S. Government

Book value owned                                                       Monthly
-        Bonds & Stocks
-        Joint Ventures
-        U.S. Government

Admitted value                                                         Monthly
-        Bonds & Stocks
-        U.S. Government

Earned Income                                                          Monthly
-        Exempt Bonds

Short-term bonds excluded from IMR                                     Quarterly

Rollover memos                                                         Annually

Securities payable in Canadian currency                                Quarterly

Accrued interest and dividends                                         Monthly


                                     S-A-5

                               ANNUAL STATEMENT
              SCHEDULES PREPARED FOR THE CONTROLLER'S DEPARTMENT

Special deposit schedule (quarterly)

Schedule BA      - Part 1     - Other Long-Term Invested Assets At Year End
(annually)       - Part 2     - Other Long-Term Invested Assets Acquired During Year
                 - Part 3     - Other Long-Term Invested Assets Disposed Of During Year

Schedule D       - Summary By Country (including verification between years)
(annually)

Form for calculating AVR/IMR (annually & quarterly)


Schedule D       - Part 1A    - Maturity Distribution Of Bonds Owned At Year End
(aggregate and   - Part 1     - All Long-Term Bonds Owned At Year End
by segment)      - Part 2     - Section 1 -Preferred Stocks Owned At Year End
(quarterly       - Part 2     - Section 2 -Common Stocks Owned At Year End
and annually)    - Part 3     - Bonds & Stocks Acquired During Year
                 - Part 4     - Bonds & Stocks Disposed Of During Year
                 - Part 5     - Bonds & Stocks Acquired & Fully Disposed During Year
                 - Footnotes  - Interrogatories

Schedule DA      - Part 1     - All Short-Term Investments Owned At Year End
(quarterly)      - Part 2     - Verification Of Short-Term Investments Between Years

Schedule DB      - Part A     - Options Owned, Acquired & Terminated During Year
(quarterly and   - Part B     - Options Written, In-Force & Terminated During Year
annually)        - Part C     - Futures Open, Opened & Terminated During Year
                 - Part D     - Futures Contracts Open, Opened, Terminated
                 - Part E     - Counterparty Exposures for Derivatives Open
                 - Part F     - Synthetic Assets Opened (open), terminated

Schedule DC      - Insurance futures, options owned, opened, terminated

Schedule DM        Fair Value of Bonds And Preferred Stocks
(annually)

Schedule E       - List Bank Accounts And Balances
(annually)

Schedule LS      - List of Securities On Loan At Year End
(annually)


                                     S-A-6



Schedule RR      - Book Value Of Securities Subject To Reverse Repo Agreements
(annually)


                                     S-A-7

                      REPORTS PREPARED FOR THE TAX OFFICE
                             INCOME TAX MEMORANDA


I. FEDERAL
----------


CODE NO.        MEMORANDUM TITLE                                     FREQUENCY
--------        -----------------                                    ---------
1.010           Tax-exempt interest                                  Annually

1.022A          Taxable accrual of discount - GNMA/FHLMC             Quarterly

1.022B          Original issue discount - acquired w/o coupons       Quarterly

1.022C          Original issue discount - acquired w/ warrants       Quarterly

1.022D          Accrued market discount on disposition of bonds      Quarterly
                issued after 7/18/84 pursuant to a tax-exempt
                reorganization

1.022E          Accrued market discount on disposition of bonds      Quarterly
                issued after 7/18/84

1.022F          Taxable income (loss from hedging transactions)      Quarterly

1.110           Non-taxable dividend received                        Quarterly

3.50            Adjusted tax basis of securities                     Annually

8.03 & 8.04     Gains and losses on sales or exchanges - bonds &     Quarterly
                stocks (summary)

8.03 & 8.04     Gains and losses on sales or exchanges - bonds &     Quarterly
                stocks (detail)

                Maturing discount for next five years                Annually

                Accrual of discount for next five years              Annually

                Tax basis of stocks and bonds                        Upon request

                Copy of form 1065, Schedule K-1 for all              Annually
                partnerships

                Portion of dividends received in each of general     Quarterly
                account and all separate accounts eligible for the
                dividends received deduction





                              S-A-8





II.  FOREIGN
------------
                Foreign investments of general account and           Quarterly
                separate accounts classified by book value for each
                country

               -- Income received
               -- Income accrued and collected
               -- Amortization of premium or discount
               -- Foreign taxes withheld, including receipts or
                  other documentation
               -- Foreign tax credit pass through

                Detailed Canadian Reports for general and separate   Quarterly
                accounts



                                     S-A-9

                         AUDIT COORDINATION ACTIVITIES

         Explain process and controls, and provide supporting information on all GAAP and STAT accounting and reporting activities to Internal Auditors, External Auditors and State Examiners.






                                     S-A-9

                     REPORTS & INFORMATION PROVIDED TO OCIO



REPORTS/INFORMATION                                                                     FREQUENCY
-------------------                                                                     ---------
Prepare and present GAAP and statutory forecast of investment results                   Quarterly
(total earnings; investment income; realized gains (losses); unrealized gains (losses); total assets)

Prepare GAAP and statutory Flash Report of actual quarter-to-date                       Monthly
and remaining quarter estimate of investment results; analyze results and explain variances

Prepare tables and text, and coordinate outside auditor review of                       Quarterly/
Quarterly and Annual Financial Supplement GAAP reports sorted by:                       Annually
       -    Total, investment grade & non-Investment grade by NAIC
            & Moodys
       -    Total, continuing (open & closed block), discontinued by
            amortized cost and fair market value

Prepare derivatives reports required by Operational Plan                                Monthly,
                                                                                        Quarterly,
                                                                                        Annually
Report titles:
       - Investment Results by Asset Category
       - Summary of Fixed Maturities
       - Fixed Maturities Change in Assets
       - Fixed Maturities Investment Results
       - Fixed Maturities Valuation Allowances
       - Fixed Maturities Problem, Potential Problem and
         Restructured
       - Fixed Maturities Ratings Summary
       - Fixed Maturities Portfolio Credit Quality (Total, Public,
         Private)
       - Fixed Maturities Portfolio Credit Quality (by asset category)
       - Fixed Maturities Average Life
       - Fixed Maturities by Industry
       - Fixed Maturities Ten Largest Holdings
       - Fixed Maturities Number of Different Issuers
       - Fixed Maturities Callable Corporates By Year of First Call
       - Ten Largest Equity Interests Investment Results
       - Ten Largest Equity in Limited Partnership Interests, Capital
         Contributions and Distributions Since Inception


                                    S-A-10


REPORTS/INFORMATION                                                                     FREQUENCY
-------------------                                                                     ---------
Prepare tables and text and coordinate outside auditor review of 10-Q                   Quarterly/
and 10-K GAAP Reports sorted by:                                                        Annually
       -    Total, investment grade & non-Investment grade by NAIC
            & Moodys
       -    Total, continuing (open & closed block), discontinued by
            amortized cost and fair market value

Report Titles:
       -    Fixed Maturities by Credit Quality
       -    Fixed Maturities by Problems Restructured, Potential
            Problems & Potential Restructured
       -    Fixed Maturities Held for Sale
       -    Fixed Maturities and Equity Interests (by asset category)

In addition, provide various information used in tables and text of the MD&A section of 10-Q and 10-K reports including:
       -    Investment grade/below investment grade largest holdings
       -    Public and private fallen angels
       -    Aaa rated NAIC 1 & 2
       -    One to ten year treasury holdings
       -    Bank participations
       -    Industries by NAIC (IG & BIG)
       -    Non cash income
       -    Realized loss by industry
       -    Analysis of sales activity
       -    Turnover in Locom/Non Locom accounts
       -    Foregone interest on restructured loans
       -    Non accrued interest & principal
       -    Reconciliation of problems/restructures/potential problems

Provide data and verify Investment Income Survey of statutory assets,                   Quarterly
earnings & yield by asset category and portfolio

Prepare Stock Sale Activity Reports                                                     Weekly

Prepare Investment Activity Reports for Equitable board meetings                        Monthly &
                                                                                        Quarterly





                                    S-A-11


REPORTS/INFORMATION                                                                     FREQUENCY
-------------------                                                                     ---------
Respond to ad hoc information requests such as:                                         Daily
       -    Risk Based Capital Reports on largest fixed maturities and
            Partnerships by company
       -    Analysis of quarter-to-quarter changes in investment yield
       -    Sale strategy for stock holdings
       -    Analysis of Moodys vs. S & P rating information
       -    Change in assets for equity interests (for Tableau de )

Investment Grade Ratings
       -    Special analysis of gains and losses for continuing business
       -    Special statutory reports for presentations to rating agencies
       -    Special reports for presentations to AXA
       - Asset reports sorted by NAIC rating, asset type, and segment
       -    Reporting for private high yield CBO

Provide downloads of assets and earnings information                                    Monthly






                                    S-A-12

         REPORTS & INFORMATION PREPARED ON SHORT-TERM INVESTMENTS FOR
                     THE CORPORATE TREASURER'S DEPARTMENT



REPORTS/INFORMATION                                                                     FREQUENCY
-------------------                                                                     ---------
Investment Activities Reports - Acquisitions, repayments and sales                      Monthly

Data by Segment - Book value, earned income                                             Quarterly

Provide access and maintenance to investment management system
used for short-term securities management                                               Daily

Provide Corporate Controllers, Office of the Chief Investment Officer
and Pension Operations all statutory and GAAP reports required for
the short term portfolio managed by Corporate Treasurers                                Varies






                                    S-A-13

                                                                      SCHEDULE B


              SERVICES PROVIDED FOR NON-MANAGED ASSOCIATION PLAN
                    ACCOUNTS AND ANNUITY SEPARATE ACCOUNTS






ELECTIONS PERFORMED                                                                     FREQUENCY
-------------------                                                                     ---------
Maintain client transactions for contributions and withdrawals                          Daily

Verify client net assets to underlying investment portfolio                             Daily

Calculate unit values                                                                   Daily

Maintain investment portfolio based on trades reported by outside                       Daily
manager

Maintain and update trial balance, general ledger, cash receipts and                    Daily
disbursements journal for daily transactions

Provide cash flow and cash balance to outside manager                                   Daily

Reconcile bank accounts                                                                 Daily

Assure timely settlement of trades executed by outside manager                          Daily

Issue fund report to clients                                                            Monthly

Provide statements of account activity and month end holdings to                        Monthly
outside manager

Reconcile holdings to custodian bank records                                            Monthly

Satisfy statutory accounting requirements for Separate Accounts (e.g.,                  Monthly/
Month End Trial Balances, Investment Activity, Schedule D)                              Quarterly

Provide financial statements for inclusion in reports for clients                       Semi-annually/
                                                                                        Annually

Provide support to external auditors for audited accounts                               Annually



                                     S-B-1

                                                                      SCHEDULE C


                     SERVICE PROVIDED FOR ASSOCIATION PLAN
                     ACCOUNTS IN MANAGED SEPARATE ACCOUNTS






FUNCTIONS INFORMATION                                                                   FREQUENCY
---------------------                                                                   ---------
Provide financial statements for inclusion in reports for clients                       Semi-annually/
                                                                                        Annually

Prepare financial information for prospectus and SAI including                          Annually
contract level per share financial information

Provide support to external auditors for audited accounts                               Annually

Provide financial information for periodic SEC registrations (i.e.,                     Varies
additional units)




                                     S-C-1

                                                                      SCHEDULE D

            SERVICES PROVIDED FOR THE FOLLOWING SEPARATE ACCOUNTS:

               SEPARATE ACCOUNT A (5 DIVISIONS)
               SEPARATE ACCOUNT 301 (7 DIVISIONS)
               SEPARATE ACCOUNT 4 (EQUIPENSION Q AND G)
               SEPARATE ACCOUNT 5 (EQUIPENSION Q AND G)






FUNCTIONS PERFORMED                                                                     FREQUENCY
-------------------                                                                     ---------
Record contributions/withdrawals                                                        Daily

Process cash receipts/disbursements                                                     Daily

Purchase/sale of units in corresponding Separate Account or Hudson                      Daily
River Trust

Calculate insurance related expenses at contract level                                  Daily

Determine net assets at contract level                                                  Daily

Value Equitable surplus retained in Separate Accounts                                   Daily

Calculate unit values at contract level                                                 Daily

Transmit unit value to appropriate data center                                          Daily

Perform bank reconciliations                                                            Daily

Issue confirmations of client transactions processed                                    Daily

Separate Account trial balance                                                          Monthly

Cash-in-transit journal entries                                                         Monthly

Investment activity reconciliation reports                                              Monthly

Surplus values retained in Separate Accounts                                            Quarterly

Investment Committee Report                                                             Quarterly

Semi-annual financial statements                                                        Semi-annual

Schedule D, DA & DB                                                                     Quarterly/
                                                                                        Annually

Annual prospectus and SAI                                                               Annually



                                     S-D-1


FUNCTIONS PERFORMED                                                                     FREQUENCY
-------------------                                                                     ---------
Form N-SAR                                                                              Annually

Audited financial statements and per share data                                         Annually

Contract reserves/surplus values                                                        Annually

Breakage gains and losses by contract                                                   Annually

Computations-Reserve for minimum death benefits                                         Annually
       -   Annuitant Mortality Fluctuation Fund

Investment control totals                                                               Annually


                                     S-D-2

                                                                      SCHEDULE E


                          TREASURY SERVICES PERFORMED

Treasury Services

         Confirmation Services - Includes obtaining trade confirmations, either by mail or through automated interfaces; trade comparison function between broker's confirmations and company records, reconciliation of trade discrepancies and correction activity.

         Settlement Services - Includes preparation and transmission of letters of instruction to custodial agents; monitoring actual trade settlements; investigation of and corrective action of failed trades.

         Custody Services - Includes; processing corporate actions, e.g., tender offers, stock dividends and splits, redemptions and other securities related transactions.

         Collection Services - Includes collection for principal, interest and dividend payments; analysis, follow-up and reconciliation of overdue payments and payment discrepancies.

         Monitoring Services - Reconciliation of asset reports from custodial agents with company records, identification and correction of out-of-balance conditions, providing custody reports to various interested parties.

Fee Schedule
         Long-Term Investments

Month-End Book Value                         Treasury Service Fee (Basic Points)
----------------------------------           -----------------------------------
Up to $10,000,000,000                                        1.00
$10,000,000,001 to $20,000,000,000                            .75
$20,000,000,001 to $30,000,000,000                            .50
Over $30,000,000,000                                          .40


         Short-Term Investments

Month-End Book Value                         Treasury Service Fee (Basic Points)
----------------------------------           -----------------------------------
Up to $500,000,000                                           1.00
$500,000,001 to $1,000,000,000                                .75
$1,000,000,001 to $1,500,000,000                              .65
$1,500,000,001 to $2,000,000,000                              .50
Over $2,000,000,000                                           .40

Securities lending - Fee is 35% of investment income




                                     S-E-1

              SERVICES PROVIDED FOR SEPARATE ACCOUNTS PVT AND P-1



INSURANCE RELATED ACCOUNTING FUNCTIONS                               FREQUENCY
--------------------------------------                               ---------
Purchase/sale of units in corresponding Separate Account Division     Daily

Calculate insurance related expenses (Mortality & Expense Risk)       Daily

Transmit unit value to appropriate data center                        Daily

Separate Account trial balance                                        Monthly

Investment activity reconciliation reports                            Monthly

Provided data to satisfy statutory accounting requirement for         Quarterly/
Separate Accounts (Schedule D)                                        Annually






                                     S-E-2